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                                                                  Exhibit (a)(9)

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                              CERTIFICATE OF TRUST
                                       OF
                          PRUDENTIAL INDEX SERIES FUND

          Prudential Index Series Fund (the "Trust"), a statutory trust organized and existing under the Delaware Statutory Trust Act, 12 Del. C. (S)(S) 3801 et seq., does hereby certify:

          FIRST:  The name of the statutory trust is Prudential Index Series
Fund.

          SECOND: Paragraph 1 of the Certificate of Trust of the Trust is hereby amended in its entirety to read as follows:

              "1. Name. The name of the statutory trust formed hereby is Dryden Index Series Fund."

          THIRD: This Certificate of Amendment to the Certificate of Trust of the Trust shall become effective immediately upon filing with the Office of the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, being a trustee of the Trust, has duly executed this Certificate of Amendment as of July 3, 2003.


                                      /s/ Judy Rice
                                      ------------------------------------------
                                      Judy Rice, As Trustee and not individually